UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2017 (March 21, 2017)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e) On March 21, 2017, the Compensation Committee of the Board of Directors approved awards of restricted stock units to the company’s executive officers and certain other senior employees of the company, under The Progressive Corporation 2015 Equity Incentive Plan (the “Plan”). Awards were structured consistent with prior awards, as described in the company’s proxy statement dated March 25, 2016, with the following exceptions:

(1)
The provisions in the award agreements related to the eligibility for qualified retirement eligibility benefits have been expanded to apply to employees who reach the age of 60 and have 10 years of service to the company. Prior award agreements provided qualified retirement eligibility benefits to employees who reach the age of 55 with 15 years of service, and these provisions continue to apply to the 2017 awards.

(2)
The provisions in the award agreements related to the eligibility for qualified retirement eligibility benefits were also revised to provide that, for employees of acquired entities or businesses, service prior to the company’s acquisition of the entity or business will not be included when determining whether an employee has met the years of service requirement for qualified retirement eligibility.

(3)
The performance measure in the award granted to John F. Auer, President and Chief Executive Officer of ARX Holding Corp. (“ARX”), who received a restricted stock unit award for the first time, was different than those granted to other executive officers. Mr. Auer’s award is a performance-based award that measures the number of personal auto policies in force that are combined or “bundled” with certain personal homeowners’ insurance products written by a subsidiary of the company or by an unaffiliated carrier through a bundling program offered by the company at the end of 2017 (“Bundled Auto Policies”). A target number of units (23,931 units valued at $963,000) was awarded, and the number of units that ultimately vest, if at all, can vary from 85% of target, if Bundled Auto Policies are at least 750,000, and 150% of target, if Bundled Auto Policies are at least 1.25 million. The award will vest at 100% of target if Bundled Auto Policies are exactly 1 million. If Mr. Auer’s employment is terminated prior to the end of 2017 for any reason other than death, the award will terminate. If Mr. Auer’s employment is terminated prior to the end of 2017 as a result of death, the award will remain outstanding and will vest if, and to the extent that, the performance measure is achieved. Mr. Auer did not receive a time-based award.

The form of award agreements for the March 2017 restricted stock unit awards are attached hereto as exhibits.
Glenn M. Renwick, who transitioned to Executive Chairman of the Board in July 2016, did not receive restricted stock unit awards in March 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2017
THE PROGRESSIVE CORPORATION

By: /s/ Daniel P. Mascaro
Name: Daniel P. Mascaro
Title: Vice President, Chief Legal Officer and
Secretary

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
10	10.1	Form of Restricted Stock Unit Award Agreement for 2017 Time-Based Awards under The Progressive Corporation 2015 Equity Incentive Plan
10	10.2	Form of Restricted Stock Unit Award Agreement for 2017 Performance-Based Awards (Performance Versus Market) under The Progressive Corporation 2015 Equity Incentive Plan
10	10.3	Form of Restricted Stock Unit Award Agreement for 2017 Performance-Based Awards (Investment Results) under The Progressive Corporation 2015 Equity Incentive Plan
10	10.4	Form of Restricted Stock Unit Award Agreement for 2017 Performance-Based Awards (Robinsons) under The Progressive Corporation 2015 Equity Incentive Plan